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                                                                      EXHIBIT 22



                  SUBSIDIARIES OF ENCORE COMPUTER CORPORATION
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NAME                                         JURISDICTION      OWNERSHIP
----                                         ------------      ---------

Encore Computer U.S., Inc.                   Delaware          100%

Encore Computer International, Inc.          Delaware          100%

Encore Computer Netherlands, B.V.            Netherlands       100%

Lauderdale Computer A.B.                     Sweden            100%